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[UNITEDAUTO LOGO]


                                                                    EXHIBIT 99.1
                                                                   Press Release


                                                        UnitedAuto Group, Inc.
                                                        13400 Outer Drive West
                                                        Detroit, MI  48239




Contact:   Roger Penske    Sam DiFeo                   Jim Davidson
           Chairman        President                   Executive VP - Finance
           313-592-5002    201-325-3305                201-325-3303
                           sdifeojr@unitedauto.com     jdavidson@unitedauto.com




                UNITEDAUTO REPORTS RESULTS FOR THIRD QUARTER 2000
          ------------------------------------------------------------

NET INCOME INCREASED 20.0% TO $11.2 MILLION, OR $0.40 PER DILUTED SHARE, VERSUS
  $9.3 MILLION, OR $0.32 PER DILUTED SHARE, FOR THE COMPARABLE PERIOD IN 1999.

          ------------------------------------------------------------

                   SAME STORE RETAIL REVENUES AND GROSS PROFIT
                     INCREASED 6.2% AND 6.3%, RESPECTIVELY,
                     REFLECTING INCREASES IN VEHICLE SALES,
                           F&I AND SERVICE AND PARTS.
          ------------------------------------------------------------

         DETROIT, MI, October 19, 2000 - United Auto Group, Inc. (NYSE: UAG), a leading publicly- traded automotive retailer, today announced third quarter 2000 earnings. Net income in the quarter amounted to $11.2 million, or $0.40 per diluted share, which represents a 20.0% increase over the $9.3 million, or $0.32 per diluted share, reported in the third quarter 1999.

         Third quarter revenues increased 22.6% to $1.3 billion versus $1.1 billion in the comparable prior year period. Same store revenues were $1.0 billion in the third quarter 2000, an increase of 4.1% over the previous year. Same store retail revenues, excluding fleet and wholesale sales, increased 6.2% to $935.6 million as a result of 5.5%, 7.4%, 7.8% and 7.3% increases in same store new vehicle retail, used vehicle retail, finance and insurance and service and parts revenues, respectively.

         Total new and used retail unit sales increased 22.8% and 12.3%, respectively, versus the third quarter of 1999. The Company retailed 32,000 new and 15,845 used vehicles during the third quarter, versus 26,060 new and 14,106 used vehicles in the comparable 1999 period. Same store new and used retail unit sales amounted to 24,640 and 13,107, respectively, which represent 4.0% and 0.4% increases over the comparable prior year period.

         Roger Penske, Chairman, said, "This was another outstanding quarter for UnitedAuto. In an increasingly challenging operating environment, the strength of our business is evidenced by an overall



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24.7% increase in gross profit over the comparable period in 1999, which includes a 6.3% increase in same store retail gross profits. Our outlook remains positive and we are comfortable with the First Call Analysts' consensus estimate of $1.20 per diluted share for 2000."

         Sam DiFeo Jr., President, added, "The impact of our continued focus on operations is evidenced by the excellent performance of our dealerships, especially the continued improvement of same store dealership operating results in all aspects of our business versus the corresponding period in 1999."

         For the nine months ended September 30, 2000, net income was $23.9 million, or $0.82 per diluted share, which represents a 10.5% increase over the comparable prior year period. Net income in 2000 includes the effect of a $4.0 million extraordinary charge, including the write-off of related deferred financing costs, resulting from the repurchase of $147.0 million of 11% subordinated notes at 101% of face value, during the second quarter of 2000. Income before extraordinary item was $27.9 million, or $0.95 per diluted share, which represents a 30.8% increase over the comparable prior year period. Earnings per share reflects a 16.3% increase in diluted weighted average shares outstanding. The increase is due primarily to the issuance of $83.0 million in convertible preferred stock in 1999, offset in part by the purchase of 2,990,000 common shares under the Company's share repurchase program in 2000.

         For the nine months ended September 30, 2000, revenues increased 20.2% to $3.6 billion versus $3.0 billion in the comparable 1999 period. Same store revenues were $2.8 billion in the nine months ended September 30, 2000, an increase of 5.6% over the previous year. Same store retail revenues increased 7.5% to $2.6 billion as a result of 7.7%, 6.9%, 8.7% and 7.5% increases in same store new vehicle retail, used vehicle retail, finance and insurance and service and parts revenues, respectively.

         Total new and used retail unit sales increased 20.6% and 11.5%, respectively, in the nine months ended September 30, 2000 versus the comparable period in 1999. The Company retailed 84,793 new and 44,816 used vehicles during the nine months ended September 30, 2000, versus 70,318 new and 40,192 used vehicles in the comparable 1999 period. Same store new and used retail unit sales amounted to 65,833 and 36,862, respectively, which represent 5.7% and 2.0% increases over the comparable prior year period.

         UnitedAuto, which pursues a strategy based on internal growth from its existing dealerships, as well as from strategic acquisitions, operates 124 franchises in 17 states, Puerto Rico and Brazil. UnitedAuto dealerships sell new and used vehicles and market a complete line of aftermarket automotive products and services.
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         UnitedAuto will host a conference call discussing financial results relating to the third quarter 2000 on Thursday, October 19, 2000 at 10 A.M. Eastern time, which will be simultaneously broadcast live over the Internet through the UnitedAuto website at www.unitedauto.com. Advance registration is not required. Participants must call (888)-455-0047 (International, please call
(630)-395-0030). Calls need to be made shortly before the call is to commence. Please provide the leader's name - Roger Penske - as well as the code UAG3Q. The conference call cannot be accessed without this information.

         Statements in this press release may involve forward-looking statements, including forward-looking statements regarding UnitedAuto's future reportable sales and earnings growth potential. Actual results may vary materially because of external factors such as interest rate fluctuations, changes in consumer spending and other factors over which management has no control. These forward-looking statements should be evaluated together with additional information about UnitedAuto's business, markets, conditions and other uncertainties which could effect UnitedAuto's future performance, which are contained in UnitedAuto's filings with the Securities and Exchange Commission and which are incorporated into this press release by reference.

                                     -more-






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                             UNITED AUTO GROUP, INC.
                Consolidated Statements of Operations (Unaudited)
                  (Amounts In Thousands, Except Per Share Data)



                                                                                    Third Quarter
                                                                       -------------------------------------
                                                                                2000               1999
                                                                                ----               ----
New Vehicle Sales (a)                                                      $   818,112       $   660,562
Used Vehicle Sales (b)                                                         329,484           274,708
Finance and Insurance                                                           53,373            45,679
Service and Parts                                                              130,204           104,417
                                                                           -----------       -----------
     Total Revenues                                                          1,331,173         1,085,366
Cost of Sales                                                                1,148,560           938,882
                                                                           -----------       -----------
     Gross Profit (c)                                                          182,613           146,484
Selling, General & Administrative Expenses                                     142,453           116,421
                                                                           -----------       -----------
     Operating Income                                                           40,160            30,063
Floor Plan Interest Expense                                                   (11,226)           (6,999)
Other Interest Expense                                                         (8,681)           (7,255)
                                                                           -----------       -----------
     Income Before Minority Interests and
           Income Tax Provision                                                 20,253            15,809
Minority Interests                                                               (162)             (181)
Income Tax Provision                                                           (8,912)           (6,631)
                                                                           -----------       -----------
     Income before Extraordinary Item                                           11,179             8,997
Extraordinary Item, Net of Taxes (d)                                                --               320
                                                                                    --               ---
     Net Income                                                            $    11,179       $     9,317
                                                                           ===========       ===========
Diluted Earnings Per Share Before Extraordinary Item                             $0.40             $0.31
                                                                                 =====             =====
Diluted Earnings Per Share                                                       $0.40             $0.32
                                                                                 =====             =====
Diluted Weighted Average Shares Outstanding                                     28,080            29,048
                                                                                ======            ======
EBITDA (e)                                                                     $46,426           $35,009
                                                                               =======           =======







(a) Includes fleet sales of $30.9 million and $40.7 million in 2000 and 1999, respectively.
(b) Includes wholesale sales of $82.2 million and $72.2 million in 2000 and 1999, respectively.
(c) Gross profit as a percentage of revenues for new vehicle retail, used vehicle retail, finance and insurance and service and parts revenues was 8.4%, 10.8%, 60.6%, and 43.6%, respectively, compared with 8.4%, 11.1%,
     59.6% and 43.2% in the comparable prior year period.
(d) Results from the repurchase of $12.0 million of 11% subordinated notes, including the write-off of related deferred financing costs.
(e) EBITDA is defined as income before minority interests, income tax provision, floor plan interest expense, other interest expense, depreciation and amortization. Depreciation and amortization amounted to $6.3 million and $4.9 million in 2000 and 1999, respectively.


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                             UNITED AUTO GROUP, INC.
                Consolidated Statements of Operations (Unaudited)
                  (Amounts In Thousands, Except Per Share Data)



                                                                                    Nine Months
                                                                      -------------------------------------
                                                                               2000               1999
                                                                               ----               ----
New Vehicle Sales (a)                                                    $   2,208,984      $  1,818,590
Used Vehicle Sales (b)                                                         934,861           792,195
Finance and Insurance                                                          145,077           125,678
Service and Parts                                                              357,167           297,233
                                                                         -------------      ------------
     Total Revenues                                                          3,646,089         3,033,696
Cost of Sales                                                                3,144,583         2,620,622
                                                                         -------------      ------------
     Gross Profit (c)                                                          501,506           413,074
Selling, General & Administrative Expenses                                     396,209           330,061
                                                                         -------------      ------------
     Operating Income                                                          105,297            83,013
Floor Plan Interest Expense                                                   (31,683)          (20,723)
Other Interest Expense                                                        (22,974)          (23,510)
                                                                         -------------      ------------
     Income Before Minority Interests and
         Income Tax Provision                                                   50,640            38,780
Minority Interests                                                               (475)             (542)
Income Tax Provision                                                          (22,282)          (16,923)
                                                                         -------------      ------------
     Income before Extraordinary Item                                           27,883            21,315
Extraordinary Item, Net of Taxes (d)                                           (3,969)               320
                                                                         -------------      ------------
     Net Income                                                          $      23,914      $     21,635
                                                                         =============      ============
Diluted Earnings Per Share Before Extraordinary Item                     $        0.95      $       0.84
                                                                         =============      ============
Diluted Earnings Per Share                                               $        0.82      $       0.86
                                                                         =============      ============
Diluted Weighted Average Shares Outstanding                                     29,325            25,207
                                                                         =============      ============
EBITDA (e)                                                               $     122,644      $     97,193
                                                                         =============      ============







(a) Includes fleet sales of $105.9 million and $136.6 million in 2000 and 1999, respectively.
(b) Includes wholesale sales of $236.2 million and $205.2 million in 2000 and 1999, respectively.
(c) Gross profit as a percentage of revenues for new vehicle retail, used vehicle retail, finance and insurance and service and parts revenues was 8.6%, 10.8%, 59.4%, and 43.5%, respectively, compared with 8.5%, 11.2%,
     59.7% and 43.3% in comparable prior year period.
(d) The extraordinary item in 2000 results from the repurchase of $147.0 million of 11% subordinated notes at 101% of face value, including the write-off of related deferred financing costs. The extraordinary item in 1999 results from the repurchase of $12.0 million of 11% subordinated notes, including the write-off of related deferred financing costs.
(e) EBITDA is defined as income before minority interests, income tax provision, floor plan interest expense, other interest expense, depreciation and amortization. Depreciation and amortization amounted to $17.3 million and $14.2 million in 2000 and 1999, respectively.




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                             UNITED AUTO GROUP, INC.
                      Consolidated Condensed Balance Sheets
                             (Amounts In Thousands)


                                                                              9/30/00           12/31/99
ASSETS                                                                     (Unaudited)
------
Cash and cash equivalents                                                   $   13,976       $    19,847
Accounts Receivable, Net                                                       189,422           140,473
Inventories                                                                    592,737           508,289
Other Current Assets                                                            11,740            10,723
                                                                            ----------       -----------
     Total Current Assets                                                      807,875           679,332
Property and equipment, Net                                                     93,366            68,232
Intangible Assets, Net                                                         586,569           494,957
Other Assets                                                                    35,818            36,816
                                                                            ----------       -----------
     Total Assets                                                           $1,523,628       $ 1,279,337
                                                                            ==========       ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Floor Plan Notes Payable                                                    $  532,125       $   478,460
Accounts Payable and Accrued Expenses                                          118,995            93,441
Current Portion Long - Term Debt                                                13,464            10,389
                                                                            ----------       -----------
     Total Current Liabilities                                                 664,584           582,290
Long - Term Debt                                                               390,904           218,535
Other Liabilities                                                               45,687            47,647
                                                                            ----------       -----------
     Total Liabilities                                                       1,101,175           848,472
Stockholders' Equity                                                           422,453           430,865
                                                                            ----------       -----------
     Total Liabilities and Stockholders' Equity                             $1,523,628       $ 1,279,337
                                                                            ==========       ===========







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